Exhibit 99.1

Adient plc
Unaudited Pro Forma Consolidated Financial Information

The following unaudited pro forma consolidated financial information is based upon the historical financial statements of Adient plc (“Adient” or the “Company”) and reflect adjustments to the Company’s historical financial results as reported under generally accepted accounting principles in the United States (GAAP) in connection with the completion on August 21, 2020 (the “Closing Date”) of the sale by Adient of all of its interest in Yanfeng Global Automotive Interior Systems Co., Ltd. (“YFAI”), which represented 30% of the issued and outstanding equity interests in YFAI, and the other transactions occurring on the Closing Date pursuant to the previously disclosed Amended and Restated Master Agreement, dated as of June 24, 2020 (the “A&R Master Agreement”), which amended and restated the Master Agreement, dated as of January 31, 2020 (the “Original Agreement”), by and among Adient, Yanfeng Automotive Trim Systems Company Ltd. (“Yanfeng”), Adient Yanfeng Seating Mechanisms Co., Ltd., a joint venture owned, directly or indirectly, by Yanfeng (50%) and Adient (50%), Yanfeng Adient Seating Co., Ltd., a joint venture owned, directly or indirectly, by Yanfeng (50.01%) and Adient (49.99%) and YFAI, a joint venture owned, directly or indirectly, by Yanfeng (70%) and Adient (30%).

The unaudited pro forma consolidated statement of financial position as of June 30, 2020 gives effect to the transactions contemplated by A&R Master Agreement as if they were entered into on June 30, 2020, and the unaudited pro forma consolidated statements of income (loss) for the nine months ended June 30, 2020 and the fiscal year ended September 30, 2019 give effect to the transactions contemplated by A&R Master Agreement as if they were entered into on October 1, 2018. The unaudited pro forma consolidated financial information and the accompanying notes should be read in conjunction with the historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed with the Securities and Exchange Commission (the “SEC”) on November 22, 2019, and in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 6, 2020.

The unaudited pro forma consolidated financial information included herein is being provided for informational purposes only and is not necessarily indicative of the results of operations or financial position that would have resulted if the transactions contemplated by A&R Master Agreement had actually been effective on the date indicated and is not intended to project the Company’s results of operations or financial position for any future period. The pro forma adjustments are based on currently available information and certain estimates and assumptions reflecting events directly attributable to the A&R Master Agreement. Therefore, actual adjustments may differ from the pro forma adjustments. However, management believes the pro forma assumptions provide a reasonable basis for presenting significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated financial information. The pro forma adjustments are described in the notes and the unaudited pro forma consolidated financial information should be read in conjunction with their related notes.

Adient plc
Pro Forma Consolidated Statement of Income (Loss)
(Unaudited)

	For the Year Ended
	September 30, 2019
(in millions, except per share data)	Historical Adient	Pro Forma Adjustments		Pro Forma Adient
Net sales	$16,526	$—		$16,526
Cost of sales	15,725	—		15,725
Gross profit	801	—		801
Selling, general and administrative expenses	671	5	(a)	676
Restructuring and impairment costs	176	—		176
Equity income (loss)	275	(40)	(b)	235
Earnings (loss) before interest and income taxes	229	(45)		184
Net financing charges	182	(4)	(c)	178
Other pension expense (income)	45	—		45
Income (loss) before income taxes	2	(41)		(39)
Income tax provision (benefit)	410	4	(d)	414
Net income (loss)	(408)	(45)		(453)
Income attributable to noncontrolling interests	83	—		83
Net income (loss) attributable to Adient	$(491)	$(45)		$(536)

Basic and diluted earnings (loss) per share	$(5.25)			$(5.73)

Basic and diluted weighted average shares	93.6			93.6

See accompanying notes to the pro forma consolidated financial information

Adient plc
Pro Forma Consolidated Statement of Income (Loss)
(Unaudited)

	For the Nine Months Ended
	June 30, 2020
(in millions, except per share data)	Historical Adient	Pro Forma Adjustments		Pro Forma Adient
Net sales	$9,073	$—		$9,073
Cost of sales	8,726	—		8,726
Gross profit	347	—		347
Selling, general and administrative expenses	407	4	(a)	411
Loss on business divestitures - net	25	—		25
Restructuring and impairment costs	103	—		103
Equity income (loss)	(57)	209	(b)	152
Earnings (loss) before interest and income taxes	(245)	205		(40)
Net financing charges	156	(3)	(c)	153
Other pension expense (income)	(5)	—		(5)
Income (loss) before income taxes	(396)	208		(188)
Income tax provision (benefit)	75	3	(d)	78
Net income (loss)	(471)	205		(266)
Income attributable to noncontrolling interests	40	—		40
Net income (loss) attributable to Adient	$(511)	$205		$(306)

Basic and diluted earnings (loss) per share	$(5.45)			$(3.26)

Basic and diluted weighted average shares	93.8			93.8

See accompanying notes to the pro forma consolidated financial information

Adient plc
Pro Forma Consolidated Statement of Financial Position
(Unaudited)

	As of
	June 30, 2020
(in millions)	Historical Adient	Pro Forma Adjustments		Pro Forma Adient
Assets
Cash and cash equivalents	$1,032	$329	(e)	$1,361
Accounts receivable - net	1,161	—		1,161
Inventories	737	—		737
Assets held for sale	31	—		31
Other current assets	498	52	(c)	550
Current assets	3,459	381		3,840

Property, plant and equipment - net	1,592	—		1,592
Goodwill	2,039	—		2,039
Other intangible assets - net	350	92	(a)	442
Investments in partially-owned affiliates	1,090	(465)	(f)	625
Assets held for sale	165	—		165
Other noncurrent assets	924	—		924
Total assets	$9,619	$8		$9,627

Liabilities and Shareholders' Equity
Short-term debt	$380	$—		$380
Accounts payable and accrued expenses	1,798	—		1,798
Liabilities held for sale	26	—		26
Other current liabilities	879	—		879
Current liabilities	3,083	—		3,083

Long-term debt	4,147	—		4,147
Liabilities held for sale	10	—		10
Other noncurrent liabilities	765	(11)	(d)	754
Redeemable noncontrolling interests	42	—		42
Preferred shares issued, par value $0.001; 100,000,000 shares authorized, Zero shares issued and outstanding at June 30, 2020	—	—		—
Ordinary shares issued, par value $0.001; 500,000,000 shares authorized, 93,884,381 shares issued and outstanding at June 30, 2020	—	—		—
Additional paid-in capital	3,968	—		3,968
Accumulated deficit	(2,060)	19		(2,041)
Accumulated other comprehensive income (loss)	(658)	—		(658)
Shareholders' equity attributable to Adient	1,250	19		1,269
Noncontrolling interests	322	—		322
Total shareholders' equity	1,572	19		1,591
Total liabilities and shareholders' equity	$9,619	$8		$9,627

See accompanying notes to the pro forma consolidated financial information

Adient plc
Notes to Pro Forma Consolidated Financial Information

1.Pro Forma Adjustments

The unaudited Pro Forma Consolidated Statements of Income (Loss) for the year ended September 30, 2019 and for the nine months ended June 30, 2020 and the unaudited Pro Forma Consolidated Statement of Financial Position as of June 30, 2020, include the following adjustments giving effect to the transactions that closed on August 21, 2020 (the “Closing”) under, or as contemplated by, the Amended and Restated Master Agreement, which amended and restated the Master Agreement, dated as of January 31, 2020, by and among Adient, Yanfeng Automotive Trim Systems Company Ltd. (“Yanfeng”), Adient Yanfeng Seating Mechanisms Co., Ltd. (“AYM”), a joint venture owned, directly or indirectly, by Yanfeng (50%) and Adient (50%), Yanfeng Adient Seating Co., Ltd. (“YFAS”), a joint venture owned, directly or indirectly, by Yanfeng (50.01%) and Adient (49.99%) and Yanfeng Global Automotive Interior Systems Co., Ltd. (“YFAI”), a joint venture owned, directly or indirectly, by Yanfeng (70%) and Adient (30%):

(a)
In connection with the Closing, Adient and Yanfeng agreed to extend the YFAS joint venture. At Closing, Adient has recorded an intangible asset of $92 million to be amortized over the 18-year term of extension. Annual amortization is approximately $5 million.

(b)
The impact of removing YFAI equity income is $40 million and $13 million, respectively, for the year ended September 30, 2019 and the nine months ended June 30, 2020. Also impacting the nine months ended June 30, 2020 is the removal of the impairment of the YFAI investment of $222 million.

(c)
Of the total consideration for the sale of YFAI, $60 million is to be paid on a deferred basis. At Closing, Adient has recognized a consideration receivable at fair value of $52 million, to be accreted to $60 million over approximately the next 2 years. Annual accretion income is approximately $4 million.

(d)	The $4 million increase to income tax expense for the fiscal year ended September 30, 2019 is the reversal of a $5 million income tax benefit related to a deferred tax liability for YFAI, partially offset by the reversal of a $1 million withholding tax expense on dividends received from YFAI during fiscal year 2019. The $3 million increase to income tax expense for the nine months ended June 30, 2020 is the reversal of a $4 million income tax benefit for the write-off of a deferred tax liability related to YFAI, partially offset by the reversal of a $1 million income tax expense related to a deferred tax liability for YFAI. In addition, the June 30, 2020 balance sheet reflects the impact of the removal of an existing deferred tax liability related to YFAI of $11 million.

(e)
Reflects (1) $309 million of cash consideration received by Adient at the Closing related to the sale of YFAI, and (2) $20 million of cash consideration received by Adient for the transfer of all patents, trademarks and copyrights, know-how, trade secrets and other intellectual property rights owned by Adient (or certain of its subsidiaries) and used exclusively in the conduct of Adient’s mechanism business as of the date of such transfer (the “Transferred IP”) to AYM.

(f)	Reflects the removal of Adient's investment in YFAI as of June 30, 2020.